UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

CTO Realty Growth, Inc.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)

	1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida (Address of principal executive offices)	32114 (Zip Code)

Registrant’s telephone number, including area code: (386) 274-2202

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
COMMON STOCK, $1.00 PAR VALUE PER SHARE	CTO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of CTO Realty Growth, Inc. (the “Company”) announced that Matthew M. Partridge has been appointed as Senior Vice President, Chief Financial Officer of the Company, effective October 1, 2020. Mr. Partridge will act as the Company’s principal financial officer.

Mr. Partridge previously served as Chief Operating Officer and Chief Financial Officer of Hutton, a private commercial real estate development and investment company headquartered in Chattanooga, Tennessee, from August 2017 through September 2020. Prior to Hutton, Mr. Partridge served as Executive Vice President, Chief Financial Officer and Secretary of Agree Realty Corporation, a NYSE-traded net lease real estate investment trust (“REIT”), from January 2016 to August 2017, and, before joining Agree Realty Corporation, he served as Vice President of Finance for Pebblebrook Hotel Trust, a NYSE-traded lodging REIT, from January 2010 to January 2016. Mr. Partridge received his MBA from Xavier University and a BBA in finance from Eastern Michigan University in August 2012 and April 2007, respectively. Mr. Partridge is 36 years old.

There are no arrangements or understandings between Mr. Partridge and any other person pursuant to which Mr. Partridge was selected as an officer. There are no family relationships between Mr. Partridge and any other officer or director and there are no transactions in which Mr. Partridge has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Employment Agreement with Matthew M. Partridge

On September 2, 2020, the Company and Mr. Partridge entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Partridge will serve as Senior Vice President & Chief Financial Officer of the Company, and will report directly to the Chief Executive Officer of the Company.

Under the Employment Agreement, Mr. Partridge will receive an initial annual base salary of $350,000, which is subject to review and increase at the discretion of the compensation committee of the Board. In addition, Mr. Partridge will be eligible to receive an annual cash performance bonus opportunity targeted at 50% of Mr. Partridge’s annual base salary, which is subject to review and increase at the discretion of the compensation committee of the Board. The actual amount of any such bonus will be determined by reference to the attainment of applicable Company and/or individual performance objectives, as determined by the compensation committee of the Board. However, for fiscal year 2020, the amount of Mr. Partridge’s annual bonus will be not less than $110,000. Additionally, the Company expects to issue Mr. Partridge the following equity awards: (i) 4,000 shares of restricted stock that will vest 1/2 on January 28 in each of 2022 and 2023; (ii) 3,000 performance shares consistent with the terms of the performance shares awarded to the Company’s other executive officers on January 23, 2019; and (iii) 3,000 performance shares consistent with the terms of the performance shares awarded to the Company’s other executive officers on February 24, 2020.

Mr. Partridge will also receive a signing bonus of $50,000 and is entitled to reimbursement of certain relocation and other expenses up to $18,000 in the aggregate. If Mr. Partridge’s employment is terminated for any reason prior to October 1, 2021, he will be required to repay a portion of the signing bonus and relocation expenses to the Company. Mr. Partridge is eligible to participate in customary health, welfare, retirement and fringe benefit plans in accordance with the terms of such plans.

Compensation payable to Mr. Partridge pursuant to the Employment Agreement or any other agreement or arrangement with the Company will be subject to clawback under the Company’s Executive Compensation Recovery Policy.

Pursuant to the terms of the Employment Agreement, if Mr. Partridge’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement) prior to October 1, 2025, then Mr. Partridge will be entitled to receive a lump-sum payment in an amount equal to Mr. Partridge’s annual base salary then in effect plus any other compensation that may be earned and unpaid, including any amount earned as of the termination date under any executive compensation program and any long-term equity incentive compensation agreements. In addition, upon a “change in control” of the Company (as defined in the Employment Agreement), if Mr. Partridge’s employment is terminated by the Company other than for “cause” or Mr. Partridge voluntarily terminates his employment for “good reason” (each, as defined in the Employment Agreement) within the twenty-four month period after the change in control, then Mr. Partridge will be entitled a lump-sum payment in an amount equal to Mr. Partridge’s annual base salary then in effect plus any other compensation that may be earned and unpaid, including any amount earned as of the termination date under any executive compensation program and any long-term equity incentive compensation agreements.

Mr. Partridge’s right to receive the severance payments and benefits described above is subject to his compliance with restrictive covenants described below and his delivery and non-revocation of an effective general release of claims in favor of the Company.

The Employment Agreement contains customary non-competition, non-solicitation of employees, confidentiality, and intellectual property assignment provisions.

Under the Employment Agreement, to the extent that any change in control payments or benefits would be subject to an excise tax imposed in connection with an “excess parachute payment” (as such term is used in Section 280G(b)(i) of the Internal Revenue Code), such payments and/or benefits will be limited to the minimum extent necessary to ensure that no portion thereof will fail to be tax-deductible to the Company by reason of Section 280G of the Internal Revenue Code.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On September 8, 2020, the Company issued a press release announcing the appointment of Mr. Partridge as Senior Vice President, Chief Financial Officer of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement by and between CTO Realty Growth, Inc. and Matthew M. Partridge, made and entered into as of September 2, 2020.
99.1	Press Release of CTO Realty Growth, Inc., dated September 8, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020

CTO Realty Growth, Inc.

By: /s/John P. Albright

President, Chief Executive Officer